Exhibit 99.1

FOR IMMEDIATE RELEASE

THE COMMUNITY FINANCIAL CORPORATION

ANNOUNCES PRICING OF $23.0 MILLION DEBT OFFERING

Waldorf, Maryland, February 4, 2015 – The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake today announced that it has priced an underwritten public offering of $23.0 million of its unsecured fixed to floating rate subordinated notes, due February 15, 2025 (“Notes”). The Notes will bear a fixed interest at a rate of 6.25% per year, from and including February 6, 2015 to but excluding February 15, 2020. From and including February 15, 2020 to the maturity date, the interest rate shall be a floating rate equal to the three-month LIBOR determined on the determination date of the applicable interest period plus 479 basis points. The Notes were priced at 100% of their face amount.

The offering is expected to close on February 6, 2015 subject to the satisfaction of customary closing conditions.

The Notes are being offered and sold pursuant to an effective shelf registration statement (File No. 333-199455) and the base prospectus included in the registration statement. A preliminary prospectus supplement and final prospectus supplement relating to the offering of the Notes has been filed with the Securities and Exchange Commission (the “SEC”). Copies of the final prospectus supplement, preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained without charge by visiting the SEC’s website at www.sec.gov, or from Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attn: Debt Capital Markets (by telephone: (800) 966-1559).

Keefe, Bruyette & Woods, Inc. is serving as sole book-running manager for the Notes offering.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any security of the Company, which is made only by means of a preliminary prospectus supplement and related base prospectus, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Contact:                 William J. Pasenelli, President and Chief Executive Officer

                (888) 745-2265 or wpasenelli@cbtc.com

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About The Community Financial Corporation - The Company is the bank holding company for Community Bank of the Chesapeake. Headquartered in Waldorf, Maryland, Community Bank of the Chesapeake is a full-service commercial bank, with assets over $1 billion. Through its 12 banking centers and five dedicated commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.